PURCHASE ORDER

OptoSigma®
SIGMAKOKI Group
OptoSigma Southeast Asia Pte Ltd

To :
PHAOS Technology Pte Ltd
83 Science Park Drive
#04-01, The Curie
Singapore 118258

Attention : Tay Beng Boon
Tel : 65 6909 9430
Email : taybb@PhAosTech.com

Purchase Order Date
[redacted]

Purchase Order Number
[redacted]

Reference
[redacted]

Payment Terms
[redacted]

No	Part No	Description	Qty	Unit Price	Extended Price
1	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]

Sub-total	32,000.00
GST 8%	2,560.00
TOTAL (SGD)	**34,560.00**

DELIVERY DETAILS

Delivery Address
83 Science Park Drive,
#02-01 The Curie,
Singapore 118258

Attention
Kelvin Ng

Telephone
(65) 6909 9318

Delivery Instructions
[redacted]

Shipping Terms
DDP

Remarks :

- *This is computer generated and no signatory is required.*
- *The shipping term is subjected to incoterms 2000.*
- *Please acknowledge receipt and confirming delivery dates.*
- *Any changes to delivery must be informed in advance and accepted by the purchaser.*